Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-136477) on Form S-8 and registration statement (No. 333-101415) on Form S-3D of Hawthorn Bancshares, Inc., of our reports dated March 17, 2025, with respect to the consolidated financial statements of Hawthorn Bancshares, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting.
/s/ Forvis Mazars, LLP
Kansas City, Missouri
March 17, 2025